EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Integrated Systems, Inc. on Form S-8 (File Nos. 33-35281, 33-48626, 33-70494, 333-1145, 333-12799) of our reports dated March 26, 1997, except for Note 6, as to which the date is April 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Integrated Systems, Inc. as of February 28, 1996 and 1997, and for each of the three years in the period ended February 28, 1997 which reports are included in this Form 10-K.

                                         Coopers & Lybrand L.L.P.



San Jose, California
May 28, 1997



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